UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 16, 2024

Primerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices, and Zip Code)

(770) 381-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On July 16, 2024, Primerica, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, an exit plan with respect to the Company’s senior health business. At the time the Original Form 8-K was filed, the Company was unable in good faith to make a determination of an estimate of certain additional restructuring charges with respect to the exit plan that the Company expected to recognize in the third quarter of 2024. The Company is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend Items 2.05 and 2.06 of the Original Form 8-K to report that, in the third quarter of 2024, the Company recognized additional restructuring charges in the amount of approximately $2.0 million. All other information reported in the Original Form 8-K remains unchanged, and this Amendment should be read in conjunction with the Original Form 8-K.

2.05 Costs Associated with Exit or Disposal Activities

The Board of Directors (the “Board”) of Primerica, Inc. (the “Company”) has committed to the exit plan described under Item 8.01 “Other Events” of the Original Form 8-K. Costs related to such plan are described below under Item 2.06 “Material Impairments.”

2.06 Material Impairments

In connection with the exit plan described under Item 8.01 “Other Events” of the Original Form 8-K, in the second quarter of 2024, the Company recorded a net non-cash after-tax charge of $229.6 million. This included the write-off of the remaining $253.6 million balance of goodwill and intangibles partially offset by a $24.0 million net tax impact from the removal of deferred tax liabilities and state operating losses in the Company’s Senior Health segment. All of these items have been excluded from adjusted operating results. The impairment charge will not result in any future cash expenditures. In the third quarter of 2024, the Company recognized additional restructuring charges in the amount of approximately $2.0 million. The information regarding the exit plan, and its costs and charges, described above under Item 2.05 “Costs Associated with Exit or Disposal Activities” and in the Original Form 8-K under Item 8.01 “Other Events” are incorporated into this Item 2.06 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2024	PRIMERICA, INC.

/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President and Chief Governance and Risk Officer